UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 27, 2005
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)



        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On July 27, 2005, Tootsie Roll Industries, Inc. issued a press release
(the "release") announcing its results of operations and financial condition for the second quarter ended July 2, 2005. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1     Press Release of Tootsie Roll Industries, Inc., dated
                 July 27, 2005.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


July 27, 2005               TOOTSIE ROLL INDUSTRIES, INC.
                            By:  _/s/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer




EXHIBIT INDEX

Exhibit No. 	      Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated July 27, 2005.




Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE          FOR IMMEDIATE RELEASE
TICKER SYMBOL:   TR          Wednesday, July 27, 2005

CHICAGO, ILLINOIS - July 27, 2005 - Melvin J. Gordon, Chairman, Tootsie Roll Industries, Inc. reported second quarter and first half 2005 sales and earnings. Second quarter 2005 sales were $103,627,000 compared to $77,157,000 in the second quarter 2004, an increase of $26,470,000 or 34%. First half 2005 sales were $201,552,000 compared to $157,203,000 in the prior year first half, an increase of $44,349,000 or 28%. Second quarter and first half 2005 sales benefited from $17,983,000 and $35,328,000, respectively, of sales from the Concord Confections business which was acquired on August 30,2004.

Second quarter 2005 net earnings were $13,731,000 compared to second quarter 2004 net earnings of $11,829,000. First half 2005 net earnings were $26,237,000 compared to first half 2004 net earnings of $23,321,000. Second quarter net earnings per share were $.26 in 2005 compared to $.22 per share in 2004, an increase of $.04 per share or 18%. First half net earnings per share were $.49 in 2005 compared to $.43 per share in 2004, an increase of $.06 per share or 14%.

Mr. Gordon said, "Second quarter 2005 results were aided by the Concord acquisition and overall effective marketing programs. However, higher interest expense and lower investment income which reflects the financing of the Concord acquisition had an adverse impact on the second quarter and first half 2005 results. The Company's per share earnings also benefited from common stock purchases in the open market in 2004 and 2005 and resulting fewer shares outstanding."



TOOTSIE ROLL INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 26 WEEKS ENDED
JULY 2, 2005  &  JULY 3, 2004

     SECOND QUARTER ENDED
                                   2005            2004

Net Sales                    $  103,627,000   $  77,157,000

Net Earnings                 $   13,731,000   $  11,829,000

* Earnings                         $ .26            $ .22
* Average Shares Outstanding     53,529,000       53,952,000


  SIX MONTHS ENDED
                                    2005            2004

Net Sales                    $  201,552,000    $ 157,203,000

Net Earnings                 $   26,237,000    $  23,321,000

* Earnings                         $ .49            $ .43
* Average Shares Outstanding     53,634,000       54,048,000


Based on average shares outstanding adjusted for 3% stock dividends distributed April 14, 2005 and April 14, 2004.